UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2015

EATON CORPORATION PLC

(Exact name of registrant as specified in its charter)

Ireland	000-54863	98-1059235
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Pembroke Rd. Dublin 4, Ireland
(Address of principal executive offices)	(Zip Code)

+1 353 1637 2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Elections of Directors; Appointment of Principal Officers.

On June 15, 2015, the Board of Directors of Eaton Corporation plc (the “Company”) expanded the size of the Board to fourteen members and elected Craig Arnold and Richard H. Fearon to the Board effective September 1, 2015. Mr. Arnold has been serving as the Vice Chairman and Chief Operating Officer – Industrial Sector of Eaton Corporation, a subsidiary of the Company (“Eaton”) since February 1, 2009. He also serves on the board of directors of Medtronic plc. Mr. Fearon has been serving as the Vice Chairman and Chief Financial and Planning Officer of Eaton since April 24, 2002. He currently serves on the board of directors of Poly One Corporation.

In accordance with Irish requirements, a portion of Messrs. Arnold’s and Fearon’s compensation will be allocated to directors fees, in amounts to be determined at a later date. There are no related party transactions involving either of Messrs. Arnold or Fearon that would require disclosure pursuant to S-K Item 404(a). Further, there are no arrangements or understandings between either of Messrs. Arnold or Fearon and any other persons pursuant to which either of them was selected as a director of the Company. Each will serve as a director until the 2016 Annual General Meeting of Shareholders, at which time their continued Board service will be subject to nomination and stockholder approval.

Also on June 15, 2015, Alexander M. Cutler announced his resignation as Eaton’s President, and Craig Arnold announced his resignation as Eaton’s Chief Operating Officer – Industrial Sector, both effective August 31, 2015. Mr. Cutler remains Chief Executive Officer and Mr. Arnold was appointed President and Chief Operating Officer. Further, Thomas S. Gross, Eaton’s Chief Operating Officer – Electrical Sector announced his retirement also scheduled for August 31, 2015. Additionally, on June 15 the Board determined to cause Eaton’s board of directors to appoint Mr. Arnold as President and Chief Operating Officer, Uday Yadav as Chief Operating Officer – Industrial Sector, and Revathi Advaithi as Chief Operating Officer – Electrical Sector, each effective September 1, 2015.

Mr. Arnold, age 55, has no family relationships with any member of the Board and there are no arrangements or understandings between him and any other persons pursuant to which he was selected as an officer of Eaton. Mr. Arnold will continue to be compensated in accordance with Eaton’s previously disclosed compensation plans for its executives. On June 16, 2015 it was announced that Mr. Cutler plans to retire as a director and Chairman of the Company’s Board and as Chief Executive Officer of Eaton on May 31, 2016 and that Mr. Arnold will succeed him as Chief Executive Officer at that time. No action has been taken regarding Mr. Arnold’s expected compensation upon promotion to Chief Executive Officer.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

99.1	Press release dated June 16, 2015, furnished herewith.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eaton Corporation plc

Date: June 16, 2015	/s/ Thomas E. Moran
Thomas E. Moran
Senior Vice President and Secretary